UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 28, 2014

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

As previously disclosed, Richard A. O’Leary, Vice President and Controller of International Flavors & Fragrances Inc. (the “Company”), will assume the role of Interim Chief Financial Officer of the Company effective as of December 18, 2014. On November 28, 2014, the Compensation Committee of the Company’s Board of Directors approved additional compensation to be paid to Mr. O’Leary for his service as Interim Chief Financial Officer. Mr. O’Leary will receive an additional $15,000 per month, of which $7,500 will be paid each month and $7,500 will accrue and be deferred until three months following the appointment of a permanent Chief Financial Officer. In addition, Mr. O’Leary will receive an RSU award equal in value to $150,000, vesting two years from the date of grant. Mr. O’Leary will continue to be eligible for an annual bonus target of 50% of his base salary, as adjusted for the increase during his tenure as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Anne Chwat
Senior Vice President, General Counsel and Corporate Secretary

Date: December 4, 2014